Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-4 of WesBanco, Inc. of our report dated December 15, 2011, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Fidelity Bancorp, Inc. for the year ended September 30, 2011.

We also consent to the reference to our firm under the caption “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/  S.R. Snodgrass, A.C.

Wexford, Pennsylvania

September 14, 2012

S.R. Snodgrass, A.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345